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                        SECONDARY SUB-ADVISORY AGREEMENT

    AGREEMENT made as of the 31st day of May, 1997, by and between TCW Funds Management, Inc., a California corporation ("FMI"), and TCW Asia Limited, a Hong Kong corporation ("TCW Asia").

    WHEREAS, FMI has entered into a Sub-Advisory Agreement with Dean Witter InterCapital Inc. ("InterCapital") to provide investment advisory services for the Emerging Markets Portfolio and any subsequently established Portfolio ("Portfolio(s)") of Dean Witter Select Dimensions Investment Series (the "Fund");

    WHEREAS, TCW Asia is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of acting as an investment adviser;

    WHEREAS, FMI desires to retain the services of TCW Asia to render investment advisory services for the Portfolio in the manner and on the terms and conditions hereinafter set forth;

    WHEREAS, TCW Asia desires to be retained by FMI to provide such investment advisory services on said terms and conditions;

    NOW, THEREFORE; in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties agree as follows:

    1. Subject to the supervision of FMI, and in accordance with the investment objective, policies and restrictions set forth in the then current Registration Statement, which is hereby incorporated by reference, relating to the Fund which Registration Statement contains a recital of risk factors, and such investment objective, policies and restrictions from time to time prescribed by the Trustees of the Fund and communicated by FMI in writing to TCW Asia, TCW Asia agrees to provide the Portfolio with investment advisory services including, but not limited to, obtaining and evaluating such information and advice relating to the economy, securities and commodities markets and securities and commodities and shall manage the assets of the Portfolio in a manner consistent with the investment objective and policies of such Portfolio and shall determine the securities and commodities to be purchased, acquired, sold or otherwise disposed of by the Portfolio and the timing of such purchases, acquisitions, sales or dispositions. TCW Asia agrees to furnish to or place at the disposal of FMI the information, evaluations, analyses and opinions formulated or obtained by it in performing its advisory services under this Agreement. FMI and TCW Asia agree to make their offices and employees available to the other from time to time at reasonable times to review investment policies of the Portfolio and to consult with each other. Nothing in this Agreement shall require FMI to utilize the services of TCW Asia with respect to any specific or minimum percentage of the assets of the Portfolio.

    In the event the Fund establishes another portfolio other than the current Portfolio with respect to which FMI desires to retain TCW Asia to render investment advisory services hereunder, FMI shall notify TCW Asia in writing. If TCW Asia is willing to render such services, it shall notify FMI in writing, whereupon such other portfolio shall be deemed a Portfolio hereunder.

    2. TCW Asia shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or useful to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of TCW Asia shall be deemed to include persons employed or otherwise retained by TCW Asia to furnish statistical and other factual data, advice regarding economic factors and trends, information, advice and assistance as FMI may desire. TCW Asia shall maintain whatever records as may be required to be maintained by it under the Investment Company Act of 1940, as amended (the "Act"), or the Investment Advisers Act of 1940. All such records so maintained shall be made available to FMI and the Fund, upon the request of FMI or the Fund. TCW

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Asia shall provide all account statements and performance or financial records as required by United States securities laws. TCW Asia acknowledges that cash balances and other assets of the Fund will be held by Custodian bank(s) designated by the Fund.

    3. FMI will, from time to time, furnish or otherwise make available to TCW Asia such financial reports, proxy statements and other information provided it by the Fund, including investment policies and restrictions from time to time prescribed by the Trustees of the Fund, relating to the business and affairs of the Portfolios as TCW Asia may reasonably require in order to discharge its duties and obligations hereunder or to comply with any applicable law and regulations. All instructions given by FMI to TCW Asia shall be in writing and sent to TCW Asia's principal office and shall take effect upon actual receipt by TCW Asia.

    4. For the services to be rendered, FMI, at its own expense, shall pay TCW Asia monthly compensation, determined by applying the annual rate of 0.50% to the Fund's average daily net assets for which TCW Asia renders sub-advisory services. For the purpose of calculating such fee, the net asset value for a month shall be the average of the net asset values for which TCW Asia provides sub-advisory services as determined for each business day of the month. If this Agreement becomes effective after the first day of a month, or terminates before the last day of a month, the foregoing compensation shall be prorated.

    In the event that the aggregate compensation received by FMI from the Fund for any month is less than that specified above, the compensation payable by FMI to TCW Asia shall be equal to that received by FMI. The compensation of TCW Asia is a responsibility of FMI and not a responsibility of the Fund.

    5. TCW Asia will use its best efforts in the performance of investment activities on behalf of the Portfolios, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, TCW Asia shall not be liable to InterCapital, FMI or the Fund or any of its investors for any error of judgment or mistake of law or for any act or omission by TCW Asia or for any losses sustained by the Portfolios or their investors.

    6. It is understood that any of the shareholders, Trustees, officers and employees of the Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, TCW Asia and in any person controlled by or under common control or affiliated with TCW Asia and that TCW Asia and any person controlled by or under common control or affiliated with TCW Asia may have an interest in the Fund. It is also understood that TCW Asia and any affiliated persons thereof or any persons controlled by or under common control with TCW Asia have and may have advisory, management service or other contracts with other organizations and persons, and may have other interests and businesses, and further may purchase, sell or trade any securities or commodities for their own accounts or for the account of others for whom they may be acting. Nothing contained in this Agreement shall limit or restrict TCW Asia or any affiliated person thereof from so acting or engaging in any other business.

    7. This Agreement shall remain in effect until April 30, 1999 and from year to year thereafter with respect to each Portfolio provided such continuance with respect to a Portfolio is approved at least annually by the vote of holders of a majority, as defined in the Act, of the outstanding voting securities of the Portfolio or by the Trustees of the Fund; provided, that in either event such continuance is also approved annually by the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that (a) the Fund may at any time and without the payment of any penalty, terminate this Agreement upon thirty days' written notice to FMI and TCW Asia, either by majority vote of the Trustees of the Fund or, with respect to a Portfolio, by the vote of a majority of the outstanding voting securities of such Portfolio; (b) this Agreement shall immediately terminate in the event of its assignment, as defined in the Act, unless

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automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission; (c) this Agreement shall immediately terminate in the event of the termination of the Sub-Advisory Agreement; (d) FMI may terminate this Agreement without payment of penalty on thirty days' written notice to TCW Asia and the Fund; and (e) TCW Asia may terminate this Agreement without the payment of penalty on thirty days' written notice to FMI and the Fund. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postage paid, to the other party at its principal business office.

    8. This Agreement may be amended by the parties without the vote or consent of the shareholders of any Portfolio to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Agreement to the requirements of applicable federal laws or regulations, but neither the Fund, InterCapital, FMI nor TCW Asia shall be liable for failing to do so.

    9. This Agreement shall be construed in accordance with the law of the State of California and the applicable provisions of the Act. To the extent the applicable law of the State of California, or any of the provisions herein, conflicts with the applicable provisions of the Act, the latter shall control.

    10. The effective date of this Agreement shall be the day and year first written above.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written in Los Angeles, California.

                                          TCW FUNDS MANAGEMENT, INC.

                                          By:
                                                -------------------------------

                                          Name:
                                                -------------------------------

                                          Title:
                                                -------------------------------

                                          Attest:
                                                -------------------------------

                                          Name:
                                                -------------------------------

                                          Title:
                                                -------------------------------

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                                          TCW ASIA LIMITED

                                          By:
                                                -------------------------------
                                          Name:
                                                -------------------------------

                                          Title:
                                                -------------------------------

                                          Attest:
                                                -------------------------------

                                          Name:
                                                -------------------------------

                                          Title:
                                                -------------------------------

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